UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 29, 2010

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On January 29, 2010, TGA Insurance Managers, Inc. (“TGA”), a wholly-owned subsidiary of the Registrant, entered into an Office Lease with SAOP Northwest Center, L.P. with respect to the lease of space in a high-rise office building located at 7550 IH-10 West, San Antonio, Texas, commencing June 1, 2010.  The leased premises consist of a 16,599 square foot office suite and 800 square feet of storage space.  The Office Lease is for an initial term of 126 months and provides for no rent during the first six months and basic rental payments thereafter beginning at $21,749 per month and escalating in periodic increments over the term of the lease to $35,523 per month.  Additional rent may be charged for TGA’s proportionate share of annual operating costs, taxes and utility expenses of the office building in excess of 2010 base year amounts.  The landlord will pay the cost of TGA’s improvements to the office suite up to a maximum of $521,970, of which up to $130,493 may be reimbursed to TGA for actual out-of-pocket expenses for furniture to be used in the premises.  The Office Lease grants TGA one 5-year renewal option at the prevailing market rate.  The Registrant has guaranteed all of the obligations of TGA under the Office Lease.

The foregoing description of the Office Lease is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01          Financial Statements and Exhibits

(c)	Exhibits.

10.1	Office Lease by and between SAOP Northwest Center, L.P. and TGA Insurance Managers, Inc. dated January 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: February 1, 2010	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer